           ----------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER


                                      Among


                         L-3 COMMUNICATIONS CORPORATION,

                           L-M ACQUISITION CORPORATION

                                       and

                              MICRODYNE CORPORATION



                          Dated as of December 3, 1998





           ----------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I

THE OFFER....................................................................2
         SECTION 1.1  The Offer..............................................2
         SECTION 1.2  Company Action.........................................3

ARTICLE II

THE MERGER...................................................................5
         SECTION 2.1  The Merger.............................................5
         SECTION 2.2  Effective Time.........................................5
         SECTION 2.3  Effects of the Merger..................................6
         SECTION 2.4  Articles of Amendment and Restatement; By-Laws.........6
         SECTION 2.5  Directors and Officers.................................6
         SECTION 2.6  Conversion of Securities...............................6
         SECTION 2.7  Treatment of Employee Options..........................7
         SECTION 2.8  Appraisal Rights.......................................7
         SECTION 2.9  Surrender of Shares; Stock Transfer Books..............8

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................9
         SECTION 3.1  Organization and Qualification; Subsidiaries..........10
         SECTION 3.2  Articles and By-Laws..................................10
         SECTION 3.3  Capitalization........................................10
         SECTION 3.4  State Takeover Statutes; Authority Relative to
                      This Agreement........................................11
         SECTION 3.5  No Conflict; Required Filings and Consents............12
         SECTION 3.6  Compliance............................................13
         SECTION 3.7  SEC Filings; Financial Statements.....................13
         SECTION 3.8  Absence of Certain Changes or Events..................14
         SECTION 3.9  Absence of Litigation.................................15
         SECTION 3.10  Employee Benefit Plans...............................15
         SECTION 3.11  Tax Matters..........................................17
         SECTION 3.12  Offer Documents; Proxy Statement.....................18
         SECTION 3.13  Environmental Matters................................19
         SECTION 3.14  Brokers..............................................19
         SECTION 3.15  Year 2000............................................19

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND PURCHASER........................................................20
         SECTION 4.1  Corporate Organization................................20
         SECTION 4.2  Authority Relative to This Agreement..................20
         SECTION 4.3  No Conflict; Required Filings and Consents............20

                                                                           Page

         SECTION 4.4  Offer Documents; Proxy Statement......................21
         SECTION 4.5  Brokers...............................................22
         SECTION 4.6  Financing.............................................22
         SECTION 4.7  Operations of Purchaser...............................22

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER......................................23
         SECTION 5.1  Conduct of Business of the Company Pending the
                      Merger................................................23

ARTICLE VI

ADDITIONAL AGREEMENTS.......................................................26
         SECTION 6.1  Stockholders Meeting..................................26
         SECTION 6.2  Proxy Statement.......................................27
         SECTION 6.3  Company Board Representation; Section 14(f) ..........27
         SECTION 6.4  Access to Information; Confidentiality................28
         SECTION 6.5  No Solicitation of Transactions.......................29
         SECTION 6.6  Employee Benefits Matters.............................30
         SECTION 6.7  Directors' and Officers' Indemnification and
                      Insurance.............................................31
         SECTION 6.8  Notification of Certain Matters.......................33
         SECTION 6.9  Further Action; Reasonable Good Faith Efforts.........33
         SECTION 6.10  Public Announcements.................................34
         SECTION 6.11  Disposition of Litigation............................34
         SECTION 6.12  State Takeover Statutes..............................34
         SECTION 6.13  Stop Transfer Order..................................34

ARTICLE VII

CONDITIONS OF MERGER........................................................35
         SECTION 7.1  Conditions to Obligation of Each Party to
                      Effect the Merger.....................................35

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER...........................................35
         SECTION 8.1  Termination...........................................35
         SECTION 8.2  Effect of Termination.................................37
         SECTION 8.3  Fees..................................................37
         SECTION 8.4  Amendment.............................................38
         SECTION 8.5  Waiver................................................38

ARTICLE IX

GENERAL PROVISIONS..........................................................38
         SECTION 9.1  Non-Survival of Representations, Warranties and
                      Agreements............................................38
         SECTION 9.2  Notices...............................................39

         SECTION 9.3  Certain Definitions...................................39
         SECTION 9.4  Severability..........................................41
         SECTION 9.5  Entire Agreement; Assignment..........................41
         SECTION 9.6  Parties in Interest...................................41
         SECTION 9.7  Governing Law.........................................42
         SECTION 9.8  Headings..............................................42
         SECTION 9.9  Counterparts..........................................42


Annex A -  Offer Conditions

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of December 3, 1998 (the "Agreement"), among L-3 COMMUNICATIONS CORPORATION, a Delaware corporation ("Parent"), L-M ACQUISITION CORPORATION, a Maryland corporation and a wholly owned subsidiary of Parent ("Purchaser"), and MICRODYNE CORPORATION, a Maryland corporation (the "Company").

                  WHEREAS, as promptly as practicable (but in no event later than five business days after the public announcement of the execution hereof), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) an offer (the "Offer") to purchase for cash all of the issued and outstanding shares of Common Stock, par value $0.10 per share (referred to herein as either the "Shares" or "Company Common Stock"), of the Company at a price of $5.00 per Share, net to the seller in cash, subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares of the Company beneficially owned by Parent or the Purchaser which represent at least a majority of the Shares outstanding on a fully diluted basis and to the other conditions set forth in Annex A hereto.

                  WHEREAS, as a condition to their willingness to enter into this Agreement and consummate the transactions contemplated hereby, Parent and Purchaser have required that Philip T. Cunningham and the Successor Trust to Philip T. Cunningham Grantor Retained Annuity Trust #1, Philip T. Cunningham-Grantor Retained Annuity Trust #2, Maura Spaeth, Katherine Cunningham and Neal Sanders as agent for Roman Herzig and Gallerie Nissl (collectively, the "Stockholders") agree to tender Shares (as hereinafter defined) owned by them in accordance with the Tender Agreement, dated as of the date hereof (the "Tender Agreement"), among Parent and the Stockholders; and in order to induce Parent and Purchaser to enter into this Agreement, the Stockholders have agreed to execute and deliver the Tender Agreement.

                  WHEREAS, the Board of Directors of the Company has (i) determined that the consideration to be paid for each Share in the Offer and in the Merger (as defined below) is fair to and in the best interests of the stockholders of the Company, (ii) exempted the transactions contemplated by this Agreement and the transactions contemplated pursuant to this Agreement and the Tender Agreement and the transactions contemplated thereby and any other transactions entered into after the date hereof between the Company and Parent or any of its subsidiaries or between Parent or any of its subsidiaries and the Stockholders with the approval of the Board of Directors of the Company (a "Consensual Transaction") so as to render inapplicable Section 3-602 of the Maryland General Corporation Law (the "MGCL") to the transactions contemplated hereby and thereby), (iii) amended the By-laws of the Company so as to render inapplicable Section 3-702(a)(i) of the MGCL to the transactions contemplated by this Agreement and the Tender Agreement, including, without limitation, the Offer, and to any Consensual Transaction, and (iv) resolved to recommend acceptance of the Offer and the Merger and approval of this Agreement by such stockholders; and

                  WHEREAS, the Board of Directors of the Company and Purchaser have each approved the merger (the "Merger") of Purchaser with and into the Company in accordance with the MGCL upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

                  SECTION 1.1 The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and no event shall have occurred and no circumstance shall exist which would result in a failure to satisfy any of the conditions or events set forth in Annex A hereto (the "Offer Conditions"), Purchaser shall commence the Offer as soon as practicable after the date hereof, and in any event within five business days from the date hereof. The obligation of Purchaser to accept for payment Shares tendered shall be subject to the satisfaction of the Offer Conditions. Purchaser expressly reserves the right, in its sole discretion, to waive any such condition and make any other changes in the terms and conditions of the Offer, provided that, unless previously approved by the Company in writing, (i) Purchaser may not amend or waive the Minimum Condition, (ii) no change may be made which decreases the price per Share payable in the Offer, (iii) there shall be no change to the form of consideration payable in the Offer (other than by adding consideration), (iv) there shall be no reduction in the maximum number of Shares to be purchased in the Offer, or (v) there shall be no imposition of any condition to the Offer in addition to those set forth herein which is materially adverse to holders of the Shares. Purchaser covenants and agrees that, subject to the terms and conditions of this Agreement, including the Offer Conditions, it will accept for payment and pay for Shares validly tendered and not withdrawn pursuant to the Offer as promptly as reasonably practicable; provided, that (x) at each scheduled expiration date of the Offer prior to the date 90 days from the date hereof, if any of the Offer Conditions shall not be satisfied or waived, Purchaser shall extend the Offer until the date on which such conditions are then reasonably expected by Purchaser to be satisfied, (y) Purchaser shall extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (z) Purchaser may extend the Offer up to the tenth business day beyond the latest expiration date that would otherwise be permitted under clause (x) or (y) of this sentence. The initial expiration date of the Offer shall be 20 business days from the commencement of the Offer in accordance with applicable law. Subject to the foregoing, it is agreed that the Offer Conditions are for the benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition (including any action or inaction by Purchaser or Parent not inconsistent with the terms hereof) or, except with respect to the Minimum Condition, may be waived by Purchaser, in whole or in part at any time and from time to time, in its sole discretion.

                  (b) As soon as reasonably practicable after the date hereof, and in any event within five business days from the date hereof, Purchaser and Parent shall file their Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer with the Securities and Exchange Commission (the "SEC"). The Schedule 14D-1 will contain an Offer to Purchase and forms of the related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other documents, together with any further supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Parent, Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC. Parent and Purchaser agree to provide the Company with any comments that may be received from the SEC or its staff with respect to the Offer Documents promptly after receipt thereof.

                  (c) Notwithstanding any other provision contained herein, the Offer shall terminate upon termination of this Agreement pursuant to Section 8.1.

                  SECTION 1.2 Company Action. (a) The Company hereby approves of and consents to the Offer and represents and warrants that: (i) its Board of Directors, acting upon the unanimous recommendation of the independent directors (the "Special Committee") of the Board of Directors, at a meeting duly called and held on December 2, 1998, has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, are fair to and in the best interests of the holders of Shares, (B) exempted the Offer, the Merger, this Agreement and the Tender Agreement and the transactions contemplated hereby and thereby so as to render Section 3-602 of the MGCL inapplicable thereto and to any Consensual Transaction, (C) amended the By-laws of the Company so as to render inapplicable Section 3-702(a)(i) of the MGCL to the transactions contemplated by this Agreement and the Tender Agreement, including, without limitation, the Offer, and to any Consensual Transaction,(D)declared the Merger to be advisable and directed that the Merger be submitted for consideration at a special meeting of the stockholders of the Company and (E) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to Purchaser thereunder and approve this Agreement and the transactions contemplated hereby; and (ii) The Robinson-Humphrey Company, LLC (the "Financial Adviser") has delivered to the Board of Directors of the Company and the Special Committee its written opinion (or oral opinion to be confirmed in writing) that the consideration to be received by holders of Shares pursuant to each of the Offer and the Merger is fair to such holders from a financial point of view. The Company has been authorized by the Financial Adviser to permit, subject to prior review and consent by such Financial Adviser (such consent not to be unreasonably withheld), the inclusion of such fairness opinion (or a reference thereto) in the Offer Documents and in the Schedule 14D-9 referred to below and the Proxy Statement referred to in Section 3.12. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Company's Board of Directors described in this Section 1.2(a).

                  (b) The Company shall file with the SEC, contemporaneously with Schedule 14D-1 pursuant to Section 1.1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the recommendations of the Company's Board of Directors described in Section 1.2(a)(i) and shall promptly mail the Schedule 14D-9 to the stockholders of the Company; provided, that in the event of a proposed Third Party Acquisition (as defined in Section 8.3), the Company shall not be required to make such filing with such recommendations or make such mailing if a majority of the Special Committee Members (as defined below) conclude in good faith based on advice of independent outside legal counsel to the Special Committee that taking any such action would constitute a breach of the fiduciary duties of the Board of Directors of the Company under applicable law. "Special Committee Members" shall mean directors of the Company who are (a) members of the Special Committee (as constituted on the date hereof) or (b) nominees of such Special Committee who are not (1) employees of the Company or any of its subsidiaries, (2) Philip T. Cunningham or (3) affiliates and associates of Philip T. Cunningham. The Schedule 14D-9 and all amendments thereto will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. The Company, Parent and Purchaser each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

                  (c) In connection with the Offer, if requested by Purchaser, the Company shall promptly furnish Purchaser with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of Shares, each as of a recent date, and shall promptly furnish Purchaser with such additional information (including but not limited to updated lists of stockholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the MGCL, at the Effective Time (as defined in Section 2.2), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). At Parent's election (provided, that such election shall not adversely affect the ability of the Company to consummate the transactions contemplated hereby, and provided, further, that the Company shall not be deemed to have breached any of its representations or warranties herein if and to the extent such breach results from such election), the Merger may alternatively be structured so that (i) the Company and/or its subsidiaries are merged with and into Parent, Purchaser or any other direct or indirect subsidiary of Parent or (ii) any direct or indirect subsidiary of Parent other than Purchaser is merged with and into the Company. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

                  SECTION 2.2 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the State Department of Assessments and Taxation of the State of Maryland, in such form as required by and executed in accordance with the relevant provisions of the MGCL (the date and time of the acceptance of record of the Articles of Merger by the State Department of Assessments and Taxation of the State of Maryland (or such later time as is specified in the Articles of Merger) being the "Effective Time").

                  SECTION 2.3 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the MGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 2.4 Articles of Amendment and Restatement; By-Laws.
(a) At the Effective Time and without any further action on the part of the Company and Purchaser, the Articles of Amendment and Restatement of the Company (as amended, the "Articles") as in effect immediately prior to the Effective Time shall be the charter of the Surviving Corporation until thereafter and further amended as provided therein and under the MGCL.

                  (b) At the Effective Time and without any further action on the part of the Company and Purchaser, the By-Laws of Purchaser shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Articles of the Surviving Corporation and as provided by law.

                  SECTION 2.5 Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

                  SECTION 2.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the following securities:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to Section 2.6(b) and any Dissenting Shares (as defined in Section 2.8(b)) shall be cancelled, extinguished and converted into the right to receive $5.00 in cash or any higher price that may be paid pursuant to the Offer (the "Merger Consideration") payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such

Share in the manner provided in Section 2.9, less any required withholding taxes.

                  (b) Each share of Company Common Stock owned by Parent or Purchaser, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  (c) Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of identical common stock of the Surviving Corporation.

                  SECTION 2.7 Treatment of Employee Options. Immediately prior to the Effective Time, each outstanding employee stock option and any related stock appreciation right (together, an "Employee Option"), whether or not then exercisable, shall be cancelled by the Company (provided that with respect to the 3,300 Shares (the "1988 Options") subject to stock options issued pursuant to the Incentive Stock Option Plan of 1988, such 1988 Options, to the extent permitted, shall be cancelled by the Company and otherwise the Company shall use its reasonable good faith efforts to cancel the 1988 Options), and the holder thereof shall be entitled to receive at the Effective Time or as soon as practicable thereafter from the Surviving Corporation in consideration for such cancellation an amount in cash equal to the product of (a) the number of Shares previously subject to such Employee Option and (b) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Employee Option.

                  SECTION 2.8 Appraisal Rights. (a) So long as the Company Common Stock is listed on the National Market System of NASDAQ on the record date for the determination of stockholders entitled to vote on the Merger with respect to mergers other than mergers pursuant to Section 3-106 of the MGCL or a merger of a 90 percent owned subsidiary with or into its parent or the date notice is given or waived under Section 3-106 of the MGCL in connection with a merger of a 90 percent owned subsidiary with or into its parent as the case may be (as applicable, the "Appraisal Date"), no stockholder of the Company shall have any rights under Title 3, Subtitle 2 of the MGCL as a result of the transactions contemplated by this Agreement or the Tender Agreement.

                  (b) If the Company Common Stock is not listed on the National Market System of NASDAQ on the Appraisal Date, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Merger and shall have delivered a written demand for appraisal of such shares of Company Common Stock in the time and manner provided in

Section 3-203 of the MGCL and shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under the MGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, but shall be entitled to receive the consideration as shall be determined pursuant to Title III, Subtitle 2 of the MGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the MGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, into the right to receive the Merger Consideration set forth in Section 2.6(a) of this Agreement, without any interest thereon.

                  (c) The Company shall give Parent (i) prompt notice of any written objection to the transactions contemplated by this Agreement or any demands for appraisal pursuant to Section 3-203 of the MGCL received by the Company, withdrawals of such demands, and any other instruments served pursuant to the MGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the MGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

                  SECTION 2.9 Surrender of Shares; Stock Transfer Books. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.6(a). When and as needed, Parent or Purchaser will make available to the Paying Agent sufficient funds to make all payments pursuant to Section 2.9(b). Such funds shall be invested by the Paying Agent as directed by Purchaser or, after the Effective Time, the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent, as Parent directs.

                  (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and such Certificate shall then be cancelled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

                  (c) At any time following twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Parent and Purchaser that, except as specifically set forth on the corresponding Schedule of the Disclosure Schedules delivered by the Company to the Parent and Purchaser prior to the execution of this Agreement (the "Disclosure Schedules") with respect to such representation and warranty:

                  SECTION 3.1 Organization and Qualification; Subsidiaries. Each of the Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). When used in connection with the Company or any of its subsidiaries, the term "Material Adverse Effect" means any change or effect that would be materially adverse to the business, operations, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

                  SECTION 3.2 Articles and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Articles and the By-Laws of the Company and its subsidiaries as currently in effect. Such Articles and By-Laws are in full force and effect and no other organizational documents are applicable to or binding upon the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is in violation of any provisions of its Articles or By-Laws or other constitutive documents.

                  SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock. As of November 30, 1998, (i) 13,111,201 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were issued free of preemptive (or similar) rights, and (ii) an aggregate of 1,571,302 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Employee Options issued pursuant to the Company Plans (as defined in Section 3.10). Since November 30, 1998, no options to purchase shares of Company

Common Stock have been granted and no shares of Company Common Stock have been issued except for shares issued pursuant to the exercise of Employee Options outstanding as of November 30, 1998. Except (i) as set forth above, and (ii) as a result of the exercise of Employee Options outstanding as of November 30, 1998, there are outstanding or authorized (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (c) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (d) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights (collectively, "Company Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned subsidiary of the Company and are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not, individually or in the aggregate, have a Material Adverse Effect. The Company has delivered to Parent prior to the date hereof a list of all subsidiaries and other persons in which the Company, directly or indirectly, owns in excess of 10% of the stock or other equity interests of such person ("Associated Entity") which evidences, among other things, the amount of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries or Associated Entities. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole.

                  SECTION 3.4 State Takeover Statutes; Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock if and to the extent required by applicable law, and the filing of appropriate merger documents as required by the MGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Board of Directors of the Company has (i) approved the Offer, the Merger, this Agreement, the Tender Agreement and the transactions contemplated hereby and thereby to render Section 3-602 of the MGCL (or any similar provision) inapplicable to the Offer, the Merger, this Agreement, the Tender Agreement, the other transactions contemplated hereby and thereby and any Consensual Transaction, and (ii) amended the By-laws of the Company so as to render inapplicable Section 3-702(a)(i) of the MGCL (or any similar provision) to the transactions contemplated by this Agreement and the Tender Agreement, including, without limitation, the Offer, and to any Consensual Transaction. As a result of the foregoing actions, the only vote required to authorize the Merger is the affirmative vote of a majority of the outstanding Shares.

                  SECTION 3.5 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by the Company do not and will not: (i) conflict with or violate the Articles or By-Laws of the Company or the equivalent organizational documents of any of its subsidiaries;
(ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation of the Offer or the Merger or otherwise prevent the Company from performing its obligations under this Agreement.

                  (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for (i) applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities, takeover and Blue Sky laws, (ii) the filing and recordation of appropriate merger or other documents as required by the MGCL and (iii) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not (x) prevent or materially delay consummation of the Offer or the Merger, (y) otherwise prevent or materially delay the Company from performing its obligations under this Agreement or (z) have a Material Adverse Effect.

                  SECTION 3.6 Compliance. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from governmental and regulatory agencies required to conduct their respective businesses as now being conducted, except for such permits, licenses, authorizations, exemptions, orders, consents, approvals, and franchises the absence of which would not individually or in the aggregate have a Material Adverse Effect.

                  SECTION 3.7 SEC Filings; Financial Statements. (a) The Company and, to the extent applicable, each of its then or current subsidiaries, has filed all forms, reports, statements and documents required to be filed with the SEC since September 29, 1996 (collectively, the "SEC Reports"), each of which has complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder, or the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. The Company has heretofore delivered or promptly will deliver to Parent, in the form filed with the SEC (including any amendments thereto), the SEC Reports. None of such SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to Parent prior to the date hereof), none of the SEC Reports filed by the Company since September 28, 1997 and prior to the date hereof contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the audited consolidated financial statements of the Company (including any related notes thereto) included in its Annual Reports on Form 10-K for each of the two fiscal years ended September 29, 1996 and September 28, 1997 filed with the Commission, which have previously been furnished to Parent, complies as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at September 30, 1998, including the notes thereto, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since September 30, 1998 which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (d) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 3.8 Absence of Certain Changes or Events. Since September 30, 1998, except as contemplated by this Agreement, disclosed in the SEC Reports filed and publicly available prior to the date of this Agreement, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any changes in the financial condition, results of operations, assets, business or operations of the Company or any of its subsidiaries that would reasonably likely materially delay or impair the ability of the Company to effect the closing of the transactions contemplated hereby, (ii) any condition, event or occurrence, other than such conditions or events or occurrences which, individually or in the aggregate, have not had and would not have a Material Adverse Effect, (iii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of its subsidiaries individually or in the aggregate in excess of $1.0 million, (iv) any labor, dispute or any labor union organizing activity, or any actual or threatened strike, work stoppage, slowdown or lockout, or any material change in its relationship with employees, customers, distributors or suppliers,(v) any revaluation by the Company of any of its material assets, including but not limited to writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business,
(vi) any entry by the Company or any of its subsidiaries into any commitment or transactions material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business,(vii) receipt of any notice of termination or the occurrence of a default or the breach of any material contract, lease or other agreement, or (viii) any other action which, if it had been taken after the date hereof, would have required the consent of Parent under Section 5.1 hereof.

                  SECTION 3.9 Absence of Litigation. Except as disclosed with reasonable specificity in the SEC Reports filed and publicly available prior to the date of this Agreement, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the

Company or any of its subsidiaries, other than such suits, claims, actions, proceedings or investigations that (i) individually or in the aggregate, have not had and would not have a Material Adverse Effect or (ii) seek to delay or prevent the consummation of the transactions contemplated hereby and are not reasonably likely to succeed. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have, a Material Adverse Effect or would prevent or materially delay the consummation of the transactions contemplated hereby.

                  SECTION 3.10 Employee Benefit Plans. Except as set forth in the SEC Reports and except as would not, individually or in the aggregate, have a Material Adverse Effect:

                  (a) Schedule 3.10 of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of the Company or any of its subsidiaries has any present or future right to benefits or under which the Company or any of its subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

                  (b) With respect to each Company Plan, the Company has delivered to the Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or any of its subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (iv) for the two most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

                  (c) (i) Each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Internal Revenue Code as of 1986, as amended (the "Code") and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or any of its subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (v) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) that is not exempt or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Company Plan.

                  (d) With respect to each of the Company Plans that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Effective Time, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination and projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

                  (e) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)) to which the Company, any of its subsidiaries or any member of their Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) none of the Company, any of its subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Effective Time, the Company, any of its subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

                  (f) With respect to any Company Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims.

                  (g) No Company Plan exists that would result in the payment to any present or former employee of the Company or any of its subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any of its subsidiaries as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

                  SECTION 3.11 Tax Matters. The Company and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it in the manner provided by law, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. All such Tax Returns were true, correct and complete in all material respects when filed. No (i) material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries; (ii) audit of any Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority; and (iii) extension of the statute of limitations on the assessment of any Taxes is currently in effect with respect to the Company or any of its subsidiaries. For purposes of this Agreement, "Taxes" shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. For purposes of this Agreement, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

                  SECTION 3.12 Offer Documents; Proxy Statement. Neither the
Schedule 14D-9, nor any of the information supplied by the Company for inclusion in the Offer Documents, shall, at the respective times such Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (as defined in Section 6.1) nor the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "Proxy Statement"), shall, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders and at the time of the Stockholders Meeting and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Purchaser or any of their respective representatives which is contained in the Schedule 14D-9 or the Proxy Statement. The Schedule 14D-9 and the Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 3.13 Environmental Matters. Except as set forth in the SEC Reports, neither the Company nor any of its subsidiaries is in violation of any applicable law, rule, regulation, decree or order of any governmental or regulatory authority applicable to the Company or its subsidiaries, except for violations which would not have a Material Adverse Effect. Without limiting the foregoing, except for matters which would not have a Material Adverse Effect and those matters disclosed in the SEC Reports, (a) businesses of the Company and its subsidiaries are being conducted in compliance with applicable Environmental Laws (as defined below), (b) the businesses of the Company and its subsidiaries (past or present) have not made, caused or contributed to any material release of any hazardous or toxic waste or substance into the environment at any facility now or formerly owned or operated by the Company or its past or present subsidiaries and (c) neither the Company nor any of its subsidiaries is subject to any compliance agreement or settlement agreement from an alleged violation of Environmental Laws. For purposes hereof, "Environmental Laws" shall mean all applicable laws relating to pollution or protection of the environment, including, without limitation, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Air Act, the Federal Toxic Substance Control Act and any state law equivalents thereof.

                  SECTION 3.14 Brokers. No broker, finder or investment banker (other than the Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and the Financial Adviser pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

                  SECTION 3.15 Year 2000. All the computer-based systems of the Company and its subsidiaries, including its information data bases, accounting systems and data processing systems, will not be materially adversely affected by, and will continue to operate in the same manner as such systems currently operate notwithstanding, Year 2000; provided that the Company does not represent or warrant that the databases and systems of its material suppliers and customers will not be adversely affected due to the Year 2000. None of the Intellectual Property or other assets of the Company and its subsidiaries used in their current products will be materially adversely affected by, and each thereof will continue to operate in the same manner as it currently operates notwithstanding, Year 2000. As used herein, the term "Year 2000" means the occurrence of or calculation involving the Year 2000 A.D., or other calendar dates occurring through December 31, 2010.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

                  Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

                  SECTION 4.1 Corporate Organization. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Offer or the Merger.

                  SECTION 4.2 Authority Relative to This Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Purchaser and the consummation by each of Parent and Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Purchaser other than filing and recordation of appropriate merger documents as required by the MGCL. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each such corporation enforceable against such corporation in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  SECTION 4.3 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by Parent and Purchaser do not and will not: (i) conflict with or violate the respective certificates or articles of incorporation or by-laws of Parent or Purchaser;
(ii) assuming that all consents, approvals and authorizations contemplated by clauses (i), (ii) and (iii) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which either of them or their respective properties are bound or affected; or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Offer or the Merger.

                  (b) The execution, delivery and performance of this Agreement by Parent and Purchaser do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act, state securities, takeover and Blue Sky laws, (ii) the filing and recordation of appropriate merger or other documents as required by the MGCL, (iii) the consent of the Required Lenders (having the meaning assigned to such term under the Credit Agreement and the 364 Day Credit Agreement referred to below) under (x) the Amended and Restated Credit Agreement dated as of August 13, 1998 (the "Credit Agreement"), among Parent, the several lenders from time to time a party thereto, BankAmerica Robertson Stevens and Lehman Commercial Paper Inc., as Arrangers (the "Arrangers"), Bank of America National Trust & Savings Association, as Administrative Agent (the "Administration Agent"), and Lehman Commercial Paper Inc., as Documentation Agent and Syndication Agent (the "Documentation Agent"), and (y) the 364 Day Credit Agreement dated as of August 13, 1998 (the "364 Day Credit Agreement"), among Parent, the several lenders from time to time a party thereto, the Arrangers, the Administration Agent and the Documentation Agent, and (iv) such consents, approvals, authorizations, permits, actions, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Offer or the Merger.

                  SECTION 4.4 Offer Documents; Proxy Statement. The Offer Documents, as filed pursuant to Section 1.1, will not, at the time such Offer Documents are filed with the SEC or are first published, sent or given to stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of the Stockholders Meeting (as defined in Section 6.1) or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state a material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in or incorporated by reference in any of the foregoing documents or the Offer Documents. The Offer Documents, as amended and supplemented, will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

                  SECTION 4.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Purchaser.

                  SECTION 4.6 Financing. Subject to the consent of the Required Lenders under the Credit Agreement and the 365 Day Credit Agreement, Parent and Purchaser have as of the date hereof and will have available to them, upon consummation of the Offer and at the Effective Time, immediately available funds necessary to consummate the transactions contemplated by this Agreement. Parent and Purchaser reasonably believe that such consents of the Required Lenders will be obtained.

                  SECTION 4.7 Operations of Purchaser. Purchaser has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated herein.

                                   ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 5.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof until the time persons nominated by Parent or Purchaser constitute a majority of the Board of Directors, except pursuant to the terms hereof or as disclosed in the SEC Reports, or unless Purchaser shall otherwise agree in writing, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance in all material respects with applicable laws; and the Company and its subsidiaries shall each use its reasonable good faith efforts to preserve substantially intact the business organization and assets of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the time persons nominated by Parent or Purchaser constitute a majority of the Board of Directors, directly or indirectly do, or propose or commit to do, any of the following, except as otherwise contemplated by this Agreement, as previously disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in Schedule
5.1 of the Disclosure Schedule, without the prior written consent of Parent:

                  (a) Amend or otherwise change its Articles or By-Laws or equivalent organizational documents;

                  (b) Issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (A) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including but not limited to stock appreciation rights or phantom stock), of the Company or any of its subsidiaries (except for the issuance of up to 1,571,302 shares of Company Common Stock issuable in accordance with the terms of Employee Options outstanding as of November 30, 1998) or (B) any property or assets, whether tangible or intangible, of the Company or any of its subsidiaries, except for sales of products in the ordinary course of business and in a manner consistent with past practice;

                  (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or any capital stock of any of its subsidiaries;

                  (e) (i) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any material assets, (ii) incur any indebtedness for borrowed money (other than indebtedness incurred under the Company's existing revolving credit facility in the ordinary course of business consistent with past practice to fund working capital requirements) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person, (iii) make or start any bid or proposal, or enter into or renew or amend in any material respect any contract or agreement other than in the ordinary course of business consistent with past practice that would involve aggregate consideration under such bid, proposal, contract or agreement in excess of $4.0 million or is bid, proposed or renewed at an amount at which the Company would expect such bid, proposal or renewal to result in a loss thereunder to the Company,
         (iv) except for expenditures relating to the anticipated acquisition of Oracle Software in accordance with the Edgemark Systems Proposal for Microdyne dated September 9, 1998, authorize any single capital expenditure which is in excess of $250,000 or capital expenditures which are, in the aggregate, in excess of $1.0 million for the Company and its subsidiaries taken as a whole, (v) enter into any transaction, contract or commitment with any affiliate of the Company, or (vi) except as contemplated or permitted by clauses (i)-(v) of this Section 5.1(e), enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this
         Section 5.1(e);

                  (f) Except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice, or grant any retention, severance or termination pay not currently required to be paid under existing severance plans to or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining agreement or Company Plan, including, but not limited to, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (g) Except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting methods, practices or principles used by it;

                  (h) Make or change any Tax election, make or change any method of accounting with respect to Taxes, file any amended Tax Return or settle or compromise any material Tax liability;

                  (i) Settle or compromise any pending or threatened suit, action or claim for an aggregate amount in excess of $100,000 or which is material or which relates to the transactions contemplated hereby;

                  (j) Make any change in the key management structure of the Company or any of its subsidiaries, including, without limitation, the hiring of additional officers or the termination of existing officers;

                  (k) Other than in the ordinary course of business, transfer or grant any rights under any Intellectual

         Property, or modify any existing rights with respect thereto; provided that the Company shall not grant an exclusive license with respect to any Intellectual Property;

                  (l) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries not constituting an inactive subsidiary (other than the Merger);

                  (m) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business in accordance with the terms of such obligation or liability and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

                  (n) Fail to maintain in full force and effect the existing insurance policies covering the Company and its subsidiaries and their respective properties, assets and businesses (provided, that the Company may substitute therefor policies providing for coverages no less favorable to the Company and its subsidiaries on terms and conditions no less favorable to the Company and its subsidiaries); or

                  (o) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 5.1(a) through 5.1(n) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken, or would result in any of the conditions set forth in Annex A not being satisfied.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

                  SECTION 6.1 Stockholders Meeting. (a) The Company, acting through its Board of Directors, shall, if required in accordance with applicable law and the Company's Articles and By-Laws, (i) duly call, give notice of, convene and hold a meeting of its stockholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders Meeting") and (ii) subject to its fiduciary duties under applicable law as determined in good faith by a majority of the Disinterested Directors (as defined in Section 6.3(c)) of the Company based on the advice of independent outside legal counsel to the Disinterested Directors, (A) include in the Proxy

Statement the unanimous recommendation of the Board of Directors that the stockholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby and, subject to the approval of the Financial Advisor, the written opinion of the Financial Adviser that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders and (B) use its reasonable good faith efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its stockholders. At the Stockholders Meeting, Parent and Purchaser shall cause all Shares then beneficially owned by them and their subsidiaries to be voted in favor of approval of this Agreement and the transactions contemplated hereby.

                  (b) Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the outstanding Shares, the Company and Parent agree, subject to Article VII, to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of the Company's stockholders, in accordance with Section 3-106 of the MGCL.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting if the Minimum Condition is not satisfied.

                  SECTION 6.2 Proxy Statement. If required by applicable law, as soon as practicable following Parent's request, the Company shall file with the SEC under the Exchange Act and the rules and regulations promulgated thereunder, and shall use its reasonable good faith efforts to have cleared by the SEC, the Proxy Statement with respect to the Stockholders Meeting. Parent, Purchaser and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Purchaser will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company agrees to use its reasonable good faith efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof filed by it and cause such Proxy Statement to be mailed to the Company's stockholders at the earliest practicable time.

                  SECTION 6.3 Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as shall give Purchaser representation on the Board of Directors equal to the product of the total number of directors on such Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all action necessary to cause Purchaser's designees to be so elected, including either increasing the size of the Board of Directors or securing the resignations of incumbent directors or both. Notwithstanding the foregoing, none of Parent, Purchaser or the Company shall take any action to remove or replace any member of the Special Committee after consummation of the Offer and prior to the Effective Time. If at any time prior to the Effective Time there are less than two members of the Special Committee, as constituted on the date hereof (other than upon the resignation of both Disinterested Directors), on the Company's Board of Directors, Parent, Purchaser and the Company shall use all reasonable efforts to ensure that two members of the Company's Board of Directors are Disinterested Directors. In the event that both Disinterested Directors resign from the Special Committee, Parent, Purchaser and the Company shall either (i) use their reasonable efforts to appoint successors as aforesaid or (ii) permit the resigning Disinterested Directors to appoint their successors in their reasonable discretion. The Company will use its best efforts to cause persons designated by Purchaser to constitute the same percentage as is on the Board of (i) each committee of the Board, (ii) each board of directors of each domestic subsidiary of the Company and (iii) each committee of each such board, in each case only to the extent permitted by law. Until Purchaser acquires a majority of the outstanding Shares on a fully diluted basis, the Company shall use its best efforts to ensure that all the members of the Board and such boards and committees as of the date hereof who are not employees of the Company shall remain members of the Board and such boards and committees.

                  (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly (subject to the prompt provision of information by Parent and Purchaser) take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 6.3 and shall include in the Schedule 14D-9 or a separate Rule 14f-1 information statement provided to stockholders such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 6.3. Parent or Purchaser will promptly supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                  (c) Following the election or appointment of Purchaser's designees pursuant to this Section 6.3 and prior to the Effective Time, any amendment of this Agreement or the

Articles or By-Laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are (a) either members of the Special Committee (as constituted on the date hereof) or (b) are neither designated by Purchaser nor are employees of the Company or any of its subsidiaries (the "Disinterested Directors").

                  SECTION 6.4 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, employees, auditors and other agents of Parent, and financing sources who shall agree to be bound by the provisions of this Section
6.4 as though a party hereto, complete access at all reasonable times to its officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Parent and such financing sources with all financial, operating and other data and information as Parent, through its officers, employees or agents, or such financing sources may from time to time reasonably request.

                  (b) Each of Parent and Purchaser will hold and treat and will cause its officers, employees, auditors and other agents to hold and treat in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Purchaser in connection with the transactions contemplated in this Agreement in accordance with the Confidentiality Agreement, dated November 8, 1998, between the Company and Parent, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

                  (c) No investigation pursuant to this Section 6.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                  SECTION 6.5 No Solicitation of Transactions. The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries. The Company may, directly or indirectly, furnish information and access, in each case only in response to a request for such information or access to any person made after the date hereof which was not encouraged, solicited or initiated by the Company or any of its affiliates or any of its or their respective officers, directors, employees, representatives or agents after the date hereof, pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such entity or group concerning any merger, sale of assets, sale of shares of capital stock or similar transaction (including an exchange of stock or assets) involving the Company or any subsidiary or division of the Company, if such entity or group has submitted a written proposal to the Board relating to any such transaction and the Special Committee Members, as a result of such proposal, by a majority vote determine, in their good faith judgment, that based on the advice of independent outside legal counsel to the Special Committee Members, failing to take such action would constitute a breach of the Board's fiduciary duty under applicable law. The Board shall provide a copy of any such written proposal to Parent immediately after receipt thereof, shall notify Parent immediately if any such proposal is made and shall keep Parent promptly advised of all developments which could reasonably be expected to culminate in the Board of Directors withdrawing, modifying or amending its recommendation of the Offer, the Merger and the other transactions contemplated by this Agreement. Except as set forth in this Section 6.5, neither the Company or any of its affiliates, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent and Purchaser, any affiliate or associate of Parent and Purchaser or any designees of Parent or Purchaser) concerning any merger, sale of all or any material portion of the assets, the sale of more than 10% of the outstanding shares of capital stock of the Company or any of its subsidiaries or similar transactions (including an exchange of stock or assets) involving the Company or any subsidiary or division of the Company; provided, however, that nothing herein shall prevent the Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that the Board shall not recommend that the stockholders of the Company tender their Shares in connection with any such tender offer unless the Board by a majority vote determines in its good faith judgment, based on the advice of independent outside legal counsel to the Company, that failing to take such action would constitute a breach of the Board's fiduciary duty under applicable law. The Company agrees not to release any third party from, or waive any provisions of,
(i) any standstill agreement to which the Company is a party (other than for the limited purpose of discussions and negotiations permitted by this Section 6.5) and (ii) any confidentiality agreement to which the Company is a party.

                  SECTION 6.6  Employee Benefits Matters.  (a)  The
Company shall or Parent shall cause the Company and the Surviving
Corporation to promptly pay or provide when due all compensation and benefits earned through or prior to the Effective Time as provided pursuant to the terms of any compensation arrangements, employment agreements and employee or director benefit plans, programs and policies in existence as of the date hereof for all employees (and former employees) and directors (and former directors) of the Company. Parent and the Company agree that the Company and the Surviving Corporation shall pay promptly or provide when due all compensation and benefits required to be paid pursuant to the terms of any individual agreement with any employee, former employee, director or former director in effect and disclosed to Parent as of the date hereof. Nothing herein shall require the continued employment of any person or prevent the Company and/or the Surviving Corporation from taking any action or refraining from taking any action which the Company could take or refrain from taking prior to the Effective Time.

                  (b) Except as contemplated herein, Parent shall cause the Surviving Corporation, for the period ending on December 31, 1999, to provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the employees of the Surviving Corporation (other than employees covered by a collective bargaining agreement) which are no less favorable than those provided pursuant to the plans, programs and arrangements of the Company in effect on the date hereof (other than stock-based plans) and employees covered by collective bargaining agreements shall be provided with such benefits as shall be required under the terms of any applicable collective bargaining agreement; provided, however, that nothing herein shall prevent the amendment or termination of any such plan, program or arrangement, require that the Surviving Corporation provide or permit investment in the securities of Parent, the Company or the Surviving Corporation or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to conform with applicable law. On and after January 1, 2000, Parent shall provide employees of the Surviving Corporation (other than those covered by collective bargaining agreements) with benefits, in the aggregate, that are no less favorable than those provided to similarly situated employees of subsidiaries of Parent.

                  SECTION 6.7 Directors' and Officers' Indemnification and Insurance. (a) From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, Parent shall, or shall cause the Surviving Corporation to, indemnify and hold harmless each present and former officer, director or employee of the Company (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines, reasonable fees, reasonable costs or reasonable expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of the fact that the Indemnified Party is or was a director, officer or employee or the Company and pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law; provided, that no Indemnified Party may settle any such claim without the prior approval of Parent or the Surviving Corporation (such consent not to be unreasonably withheld). Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation; provided, that any person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Without limiting the foregoing, in the event that any claim, action, suit, proceeding or investigation is brought against an Indemnified Party (whether arising before or after the Effective Time), the Indemnified Parties as a group may retain one counsel (plus appropriate local counsel) satisfactory to Parent or the Surviving Corporation.

                  (b) The By-Laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article VIII of the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company.

                  (c) Parent shall, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters occurring at or prior to the Effective Time to the extent available; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend more than an amount per year in excess of 150% of current annual premiums paid by the Company (which the Company represents and warrants to be not more than $140,000) to maintain or procure insurance coverage pursuant hereto; and provided, further, that if the annual premiums of such insurance coverage would exceed 150% of current annual premiums, Parent or the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding 150% of current annual premiums. In the event any claim is made against present or former directors, officers or employees of the Company (the "Indemnitees") that is covered or potentially covered by insurance, none of the Surviving Corporation, Parent or any Indemnitee shall do anything that would forfeit, jeopardize, restrict or limit the insurance coverage available for that claim until the final disposition thereof.

                  (d) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.7 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

                  (e) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

                  (f) In the event that the Surviving Corporation or Parent or any of their respective successor or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purposes of this Section 6.7, proper provision shall be made so that the successors and assigns of the Surviving Corporation or Parent shall succeed to the obligations set forth in this Section 6.7.

                  (g) Parent and Purchaser acknowledge that the Company is a party to indemnification agreements (the "Indemnification Agreements") with each of its current directors as set forth on Schedule 3.8 of the Disclosure Schedule. Parent and Purchaser agree that all rights in favor of such persons as set forth in the Indemnification Agreements shall survive the Merger and shall continue in full force and effect and without modification (except for such modifications which would enlarge the rights) after the Effective Time in accordance with the provisions of such Indemnification Agreements, and Parent shall cause the Surviving Corporation to comply fully with its obligations hereunder and thereunder. The parties acknowledge that nothing in this Section
6.7 shall limit any rights in favor of Indemnified Parties under the Indemnification Agreements.

                  SECTION 6.8 Notification of Certain Matters. The Company shall give reasonably prompt notice to Parent, and Parent shall give reasonably prompt notice to the Company, in each case, after it becomes aware, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respects at or prior to the Effective Time and (ii) any material failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 6.9 Further Action; Reasonable Good Faith Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable good faith efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including but not limited to (i) cooperation in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, any required filings under the HSR Act and any amendments to any thereof and (ii) using its reasonable good faith efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and the Tender Agreement and to fulfill the conditions to the Offer and the Merger; provided that Purchaser and its affiliates shall not be required to divest, or agree to any restrictions with respect to, any of its businesses or assets or the businesses or assets to be acquired in connection with the transactions contemplated hereby. The Company will use reasonable good faith efforts to cooperate with Parent and Purchaser as may be reasonably necessary with respect to consummating the financing for the Offer and the Merger. Parent and Purchaser will use reasonable good faith efforts to obtain the consents as promptly as practicable of the Required Lenders under the Credit Agreement and the 364 day Credit Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable good faith efforts to take all such necessary action.

                  SECTION 6.10 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Offer or the Merger and the Tender Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange.

                  SECTION 6.11 Disposition of Litigation. (a) The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any stockholder of the Company relating to the Offer or this Agreement, without the prior written consent of Parent.

                  (b) Except as permitted by Section 6.5 of this Agreement, the Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Parent and Purchaser to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger.

                  SECTION 6.12 State Takeover Statutes. During the term of this Agreement, the Board of Directors of the Company shall not (i) repeal or otherwise alter the resolutions of the Board of Directors that render Section 3-602 of the MGCL (or any similar provision) inapplicable to the Offer, the Merger, this Agreement, the Tender Agreement, the other transactions contemplated hereby and thereby and any Consensual Transaction and (ii) amend the By-laws of the Company so as to render Section 3-702(a)(i) of the MGCL (or any similar provision) applicable to the transactions contemplated by this Agreement and the Tender Agreement, including, without limitation, the Offer, or to any Consensual Transaction.

                  SECTION 6.13 Stop Transfer Order. The Company will instruct the Company's transfer agent that, except as provided in Section 4.3 of the Tender Agreement, there is a stop transfer order with respect to all of the Stockholders' Shares and that the Tender Agreement places limits on the transfer of such Shares.

                                  ARTICLE VII

                              CONDITIONS OF MERGER

                  SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) If required by the MGCL, this Agreement shall have been approved by not less than the affirmative vote of the stockholders of the Company by the requisite vote in accordance with the Company's Articles and the MGCL.

                  (b) No statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States or state court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger.

                  (c) Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

                  (d) Purchaser shall have purchased Shares pursuant to the Offer.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the
Company:

                  (a) By mutual written consent of Parent, Purchaser and the Company, subject in the case of the Company to Section 6.3(c);

                  (b) By Parent or the Company if any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which either the Company or Parent, directly or indirectly, has material assets or operations, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable and, with respect to any court or governmental body located outside the United States, such order, decree, ruling or other action would have a Material Adverse Effect or a material adverse effect on the business, operations, assets, financial condition or results of operations of Parent and its subsidiaries taken as a whole;

                  (c) By Parent if due to an occurrence or circumstance which would result in a failure to satisfy any of the Offer Conditions, Purchaser shall have (i) terminated the Offer or (ii) failed to pay for Shares pursuant to the Offer within 120 days following the date hereof, unless such failure to pay for Shares is a result of the failure of Parent or Purchaser to perform any of its covenants and agreements contained in this Agreement;

                  (d) By the Company if (i) (A) Purchaser fails to commence the Offer as provided in Section 1.1, (B) Purchaser fails to pay for Shares pursuant to the Offer within 120 days following the date hereof, unless such failure to pay for Shares is the result of the failure of the Company to perform any of its covenants and agreements contained in this Agreement, or (C) Purchaser shall have terminated the Offer or (ii) prior to the purchase of Shares pursuant to the Offer, any person shall have made a bona fide offer to acquire the Company as a result of which a majority of the Special Committee Members conclude in good faith on the advice of independent outside legal counsel to the Special Committee Members that termination of this Agreement is necessary in order for the Board of Directors to comply with its fiduciary obligations under applicable law (provided that such termination under this clause (d) shall not be effective until the Company has made payment of the fee, if any, required simultaneous with such termination pursuant to
Section 8.3(a) hereof); or

                  (e) By Parent prior to the purchase of Shares pursuant to the Offer, if (i)following any negotiations by the Company with any person (other than Parent or Purchaser) that has proposed a Third Party Acquisition, there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in clause (f) of Annex A and/or Section 7.1 would not be satisfied which shall not have been cured prior to the earlier of (A) 10 days following notice of such breach and (B) two business days prior to the date on which the Offer expires,(ii) the Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Purchaser its approval or recommendation of the Offer, this Agreement or the Merger or shall have recommended another offer or transaction, or shall have resolved to effect any of the foregoing, or (iii) the Minimum Condition shall not have been satisfied by the expiration date of the Offer and on or prior to such date (A) any person (other than Parent or Purchaser) shall have made and not withdrawn a bona fide proposal or public announcement or communication to the Company with respect to a Third Party Acquisition or (B) any person (including the Company or any of its affiliates or subsidiaries), other than Parent or any of its affiliates shall have become the beneficial owner of more than 25% of the Shares.

                  SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 8.3 and Section 9.1; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

                  SECTION 8.3 Fees. (a) If (A) the Company terminates this Agreement pursuant to 8.1(d)(ii) hereof, (B) the Company terminates this Agreement pursuant to Section 8.1(d)(i)(B) hereof at a time when Parent had a right to terminate this Agreement pursuant to Section 8.1(e) hereof or (C) Parent terminates this Agreement pursuant to Section 8.1(e) hereof (each, a "Fee Termination Event"), then (x) in the event of a termination pursuant to Section 8(e)(i)or pursuant to Section 8.1(d)(i)(B) at a time when Parent had a right to terminate this Agreement pursuant to Section 8.1(e)(i), if the Company or any of its subsidiaries enters into an agreement with respect to a Third Party Acquisition (an "Acquisition Agreement") within 12 months of termination, the Company shall pay Parent $1.25 million simultaneously with the signing of the Acquisition Agreement and an additional $1.25 million on the consummation of a Third Party Acquisition pursuant to such Acquisition Agreement or if a Third Party Acquisition occurs within 12 months of termination without the execution of an Acquisition Agreement, the Company shall pay Parent $2.5 million on the consummation of the Third Party Acquisition and (y) in the event of any other Fee Termination Event, the Company shall pay to Parent a fee, in cash (as a condition and prior to such Fee Termination Event if such event is a termination by the Company and within one business day of such termination if such event is a termination by Parent), of $1.25 million and, if a Third Party Acquisition occurs within 12 months, an additional $1.25 million on the consummation of such transaction. Parent shall not be entitled to a fee under this Section 8.3(a) if Parent is in material breach of this Agreement and such breach has not been cured within 10 days following notice of such breach. Notwithstanding the foregoing provisions, the Company in no event shall be obligated to pay to Parent more than $2.5 million pursuant to this Section 8.3(a).

                  "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger, tender offer or otherwise by any person or group of persons acting in concert other than Parent, Purchaser or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of 35% or more of the assets of the Company and its subsidiaries, taken as a whole, in one transaction or a related series of transactions; (iii) the acquisition by a Third Party of more than 35% of the outstanding Shares, in one transaction or a related series of transactions;
(iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its subsidiaries of 15.0% or more of the outstanding Shares.

                  (b) If this Agreement is terminated due to the failure to satisfy the Offer Condition set forth in clause (ii) of Annex A, then Parent shall pay to the Company a fee, in cash, of $1.25 million within one business day of such termination; provided that the Company shall not be entitled to a fee under this Section 8.3(b) if the Company is in material breach of this Agreement and such breach has not been cured within 10 days following notice of such breach.

                  (c) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

                  SECTION 8.4 Amendment. Subject to Section 6.3, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.5 Waiver. Subject to Section 6.3, at any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that the agreements set forth in Article II, Section 6.6, Section 6.7, Section 6.10 and Article IX shall survive the Effective Time and those set forth in Section 6.4(b), Section
8.3 and Article IX shall survive termination of this Agreement.

                  SECTION 9.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Parent or Purchaser:

                           L-3 Communications Corporation
                           600 Third Avenue
                           New York, New York  10016
                           Attention:  Christopher C. Cambria, Esq.

                  with an additional copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, NY  10017
                           Attention:  William E. Curbow, Esq.

                  if to the Company:

                           Microdyne Corporation
                           3601 Eisenhower Avenue
                           Alexandria, VA 22304
                           Attention: Michael E. Jalbert

                  with copies to:

                           McGuire, Woods, Battle & Boothe LLP
                           1050 Connecticut Avenue, N.W.
                           Washington, D.C.  20036
                           Attention:  David H. Pankey, Esq.

                  and

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, N.Y.  10019-6092
                           Attention:  Morton A. Pierce, Esq.

                  SECTION 9.3 Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares
         (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

                  (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (d) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended September 28, 1997 were prepared;

                  (e) "knowledge", when used with reference to the Company or its subsidiaries shall mean the actual knowledge of senior executive officers of the Company after reasonable investigation.

                  (f) "Intellectual Property" shall mean intellectual or property of a similar nature including without limitation trademark rights, patent rights, copyrights, design rights, proprietary information and all other intellectual property rights, including, without limitation, inventions, processes, formulae, technology, know-how, techniques or other data and information, confidential and proprietary trade secrets, computer software, technical manuals and documentation used in connection with any of the foregoing, and licenses and rights with respect to the foregoing or property of like nature;

                  (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                  (h) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

                  SECTION 9.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement , other than rights conferred upon Indemnified Parties under Section 6.7.

                  SECTION 9.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York except to the extent Maryland law is mandatorily applicable.

                  SECTION 9.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            L-3 COMMUNICATIONS CORPORATION

                                            By: /s/ Christopher C. Cambria
                                               --------------------------------
                                               Name:  Christopher C. Cambria
                                               Title: Vice President

                                            L-M ACQUISITION CORPORATION

                                            By: /s/ Christopher C. Cambria
                                               --------------------------------
                                               Name:  Christopher C. Cambria
                                               Title: President and Secretary

                                            MICRODYNE CORPORATION

                                            By: /s/ Michael E. Jalbert
                                               --------------------------------
                                               Name:  Michael E. Jalbert
                                               Title: President and Chief
                                                      Executive Officer

                                    ANNEX A

                                Offer Conditions

                  The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term "Merger Agreement" shall be deemed to refer to the attached Agreement and the term "Commission" shall be deemed to refer to the SEC.

                  Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered pursuant to the Offer, and may amend or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) if, prior to the expiration of the Offer, (i) a number of shares of Company Common Stock which, together with any Shares owned by L-3 Communications Holdings, Inc., Parent or Purchaser, or any controlled affiliate thereof, constitutes at least a majority of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities of the Company entitled to vote generally in the election of directors or in a merger shall not have been validly tendered and not properly withdrawn prior to the expiration of the Offer (the "Minimum Condition"), (ii) Purchaser shall have not received the consent of the Required Lenders (having the meaning assigned to such term under the Credit Agreement and the 364 Day Credit Agreement) to the transactions contemplated by the Merger Agreement under (x) the Credit Agreement and (y) the 364 Day Credit Agreement, or (iii) at any time on or after December 3,1998 and prior to the acceptance for payment of Shares, any of the following conditions occurs or has occurred or Purchaser makes a good faith determination that any of the following conditions has occurred:

                  (a) there shall have been instituted and pending any action or proceeding brought by any governmental authority before any federal or state court, or any order or preliminary or permanent injunction entered in any action or proceeding before any federal or state court or governmental, administrative or regulatory authority or agency, or any other action taken, proposed or threatened, or statute, rule, regulation, legislation, interpretation, judgment or order proposed, sought, enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Parent, Purchaser, the Company or any subsidiary or affiliate of Purchaser or the Company or the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency which could reasonably be expected to have the effect of: (i) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting or making materially more costly the making of the Offer, the acceptance for payment of, or payment for, some of or all the Shares by Purchaser or any of its affiliates, the consummation of any of the transactions contemplated by the Merger Agreement or materially delaying the Merger; (ii) prohibiting or materially limiting the ownership or operation by the Company or any of its subsidiaries or Parent, Purchaser or any of Parent's affiliates of all or any material portion of the business or assets of the Company or any of its subsidiaries or Parent, or any of its affiliates, or compelling Parent, Purchaser or any of Parent's affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its subsidiaries or Parent, or any of its affiliates, as a result of the transactions contemplated by the Offer or the Merger Agreement; (iii) imposing or confirming limitations on the ability of Parent, Purchaser or any of Parent's affiliates effectively to acquire or hold or to exercise full rights of ownership of Shares, including without limitation the right to vote any Shares acquired or owned by Parent or Purchaser or any of its affiliates on all matters properly presented to the stockholders of the Company, including without limitation the adoption and approval of the Merger Agreement and the Merger or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company; or (iv) requiring divestiture by Parent or Purchaser or any of their affiliates of any Shares;

                  (b) there shall have occurred any fact that had or could reasonably be expected to have a Material Adverse Effect;

                  (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) a decline of at least 25% in either the Dow Jones Average of Industrial Stocks or the Standard & Poor's 500 index from the date hereof, (iii) any material adverse change or any existing or threatened condition, event or development involving a prospective material adverse change in United States or other material international currency exchange rates or a suspension of, or limitation on, the markets therefor, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or any other event that, in the reasonable judgment of Purchaser, could reasonably be expected to materially adversely affect the extension of credit by banks or other lending institutions, (vi) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States (except for any such event involving Iraq) or having a Material Adverse Effect or materially adversely affecting (or material delaying) the consummation of the Offer or (vii) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

                  (d) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger, or (ii) any such corporation, partnership, person or other entity or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to a tender offer or exchange offer for any Shares or a merger, consolidation or other business combination with or involving the Company or any of its subsidiaries;

                  (e) any of the representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct, in each case as if such representations and warranties were made at the time of such determination, except where the failure of any such representations and warranties to be true and correct would not have a Material Adverse Effect or would make materially more costly the making of the Offer or the acceptance for payment of, or payment for, some or all of the Shares by Purchaser or any of its affiliates;

                  (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under the Merger Agreement;

                  (g) the Merger Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company; or

                  (h) any waiting periods under the HSR Act applicable to the purchase of Shares pursuant to the Offer, and any applicable waiting periods under any material foreign statutes or regulations, shall not have expired or been terminated, or any material approval, permit, authorization or consent of any domestic or foreign governmental, administrative or regulatory agency (federal, state, local, provincial or otherwise) shall not have been obtained on terms satisfactory to the Parent in its reasonable discretion;

which, in the reasonable judgment of Purchaser with respect to each and every matter referred to above and regardless of the circumstances (including any action or inaction by Purchaser or any of its affiliates other than a breach of the Merger Agreement) giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for Shares or to proceed with the Merger.

                  The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any such condition or may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Merger Agreement). The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.





















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